Exhibit 3.1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
of
PATRIOT TRANSPORTATION HOLDING, INC.

Pursuant to the provisions of Section 607.1007 of the Florida Business Corporation Act (“FBCA”), the undersigned director of Patriot Transportation Holding, Inc., a Florida corporation (the “Corporation”), does hereby execute, certify, and submit for filing with the Florida Department of State these Amended and Restated Articles of Incorporation as follows:

FIRST: These Amended and Restated Articles of Incorporation amend, restate, and supersede in their entirety any and all prior Articles of Incorporation, as amended, of the Corporation (including without limitation any Articles of Amendment or Certificates of Designation thereto) filed with the State of Florida from the date of the Corporation’s original incorporation through the date hereof.

SECOND: These Amended and Restated Articles of Incorporation have been approved by the Board of Directors and shareholders of the Corporation pursuant to a plan of merger under Section 607.1101 of the FBCA in the manner and by the vote required by the FBCA.

Article I:	The name of the Corporation is:

Patriot Transportation Holding, Inc.

Article II:	The principal place of business address is:

4312 S. Georgia Place
Oklahoma City, OK 73129

The mailing address of the Corporation is:

4312 S. Georgia Place
Oklahoma City, OK 73129

Article III:	The purpose for which the Corporation is organized is:

Any and all lawful business.

Article IV:	The number of shares the Corporation is authorized to issue is:

100,000

Article V:	The name and Florida street address of the registered agent is:

Capitol Corporate Services, Inc.
515 E. Park Ave.
Second Floor
Tallahassee, FL 32301

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Registered Agent Signature:

Check if applicable

☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

The date of each amendment(s) adoption:	, if other than the date this document was signed.

IN WITNESS WHEREOF, the undersigned has caused these Amended and Restated Articles of Incorporation to be duly executed as of December 21, 2023.

PATRIOT TRANSPORTATION HOLDING, INC.

By: /s/ Matt Herndon
Name: Matt Herndon
Title: Director